EXHIBIT 10.1


                                                  FILED FOR RECORD

                                                  APR 16 2005
                                                  COUNTY CLERK,
                                                  NAVARRO COUNTY
                                                  TEXAS


             ASSIGNMENT OF OIL, GAS AND MINERAL LEASE

STATE OF TEXAS              )
                            )
COUNTY OF NAVARRO           )


     WHEREAS, RANDY HOLIFIELD, 501 North Fordyce, Blooming Grove, Navarro County, Texas 76626, (hereinafter referred to as ASSIGNOR) is the present owner of the leasehold covering those certain tracts or parcels of land situated in the James Smith League Survey (A-726) of Navarro County, Texas, totaling 15.5 acres, being a part a part of a tract described in a Deed from J.H. Harris to J.L. Hill and recorded in Volume 128, Page 21 of the Deed Records of Navarro County, Texas and being described my metes and bounds in Exhibit "A" attached hereto as First Tract, Second Tract, Third Tract and Fourth Tract, and being the same tracts of land described in an Assignment of Oil, Gas and Mineral Lease from C.L. Blount d/b/a/ Corsicanna Oil and Gas Company, recorded in the Records of Navarro County, Texas.

     WHEREAS, American Stellar Energy, Inc. 2162 Acorn Court, Wheaton, DuPage County, Illinois, 60187; KoKo Petroleum, Inc., P.O. Box 929, Penticton, BC Canada, V22A 6J9, and ARMEN ENERGY, LLC, 717 East Guenther, San Antonio, Bexas County, Texas 78210, hereinafter referred to as ASSIGNEES, is interested in acquiring the leasehold on the lands described in Exhibit "A".

     NOW THEREFORE KNOW ALL MEN BY THESE PRESENTS: That Randy Holifiled, for an in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, cash in hand paid by ASSIGNEES, the receipt and sufficiency of which consideration is acknowledged by the undersigned have ASSIGNED, TRANSFERRED AND CONVEYED, and by these presents do ASSIGN, TRANSFER AND CONVEY to American Stellar Energy, Inc., KoKo Petroleum, Inc., and Armen Energy LLC, all its rights title and interest in the Working Interest, and a
75.0000 percent Net Revenue Interest the lands described in Exhibit "A", said Working Interest and Net Revenue Interest to be owned by the ASSIGNEES in the following proportions:

             ASSIGNEE                     WORKING           NET REVENUE
                                          INTEREST          INTEREST

      American Stellar Energy, Inc.       0.45000000        0.33750000

      KoKo Petroleum, Inc.                0.45000000        0.33750000

      Armen Energy, LLC                   0.10000000        0.07500000
                                          -----------       -----------

      TOTALS                              1.00000000        0.75000000


PAGE - 1 ASSIGNMENT - HOLIFIELD TO ARMEN ENERGY, LLC, ET AL

     SPECIFICALLY SUBJECT HOWEVER, to the following reservations, covenants, provisions and conditions, to wit:

     1.  DEPTHS ASSIGNED:

     The depths herein assigned is limited to those depths from the surface of the earth to the top of the Woodbine Formation, together with the right if ingress and egress upon the surface of the assigned premises for the purpose of exploring, producing and marketing hydrocarbons from the assigned depths.

     2.  SUBJECT TO ALL EXISTING BURDENS:

     The leasehold interest herein assigned, is conveyed by the ASSIGNOR and accepted by the ASSIGNEES, subject to the existing burdens, including royalties owned by the Lessor, with which the assigned premises are encumbered. The term "Existing Burdens" includes the royalties reserved by the owners of the minerals, and an overriding royalty interests of 0.07500000 previously reserved by Miller Oil Company in a partial assignment to C.L. Blount recorded in Volume 1584, Page 294 of the Records of Nararro County, Texas, production payments; and other payments our of, or with respect to production, with which the assigned premises are burdened with as of he date hereof.

     3.  OVERRIDING ROYALTY RESERVATION:

     In addition to any and all "Existing Burdens" to which the assigned premises may be subject, ASSIGNOR hereby excepts and reserves to himself, his heirs, and assigns, an overriding royalty interest in all oil, gas, condensate, distillate, casinghead gas, gaseous substances and minerals produced, saved or allocated to te said premises equal to 0.05000000 net revenue interest. The overriding royalty interest herein reserved to the ASSIGNOR shall be free and clear of all development and operating expenses, but shall bear its proportionate share of all taxes assessed or assessable against such royalty interest.

     4.  NET REVENUE INTEREST CONVEYED:

     The net revenue interest herein conveyed is 0.75000000.

     5.  INDEMNIFICATION

     ASSIGNEE, by his acceptance of this assignment agrees to indemnify and hold ASSIGNOR harmless from any and all liability, damages, attorney fees and court costs resulting from events occurring the assigned premises which are directly or indirectly connected to ASSIGNEE's operations on the said premises.


PAGE - 2 - ASSIGNMENT - HOLFIELD TO ARMEN ENERGY, ET AL

     6.  POOLING

     ASSIGNOR does hereby grant the ASSIGNEES, their successors and assigns, the right, power and option, at any time and from time to time, before or after production, while the mother lease(s) in force, to pool, utilize, and combine the overriding interest which is part of the existing burdens set out herein with other land, lease or leases or portion or portions thereof, in the same manner and to the same extent that the Lessee, pursuant to the provisions of the original lease and or any amendment thereto, is granted the right, power and option to unitize, combine or pool the lands herein assigned.

     6.  OTHER PROVISIONS

     A. ASSIGNOR, specifically excludes from this assignment any existing well or disposal well owned by Miller Oil Company, if any, located on the premises herein assigned.

     B. Assignee or its assigns shall not have the right to store any salt water on the assigned premises in any earthen or open pit.

     C. During all operations here-in-under, ASSIGNEE or its assigns shall keep all gates shut at all time after ingress or egress to the assigned premises.

     The reservations, terms, covenants and conditions hereof shall be binding upon and shall inure to the benefit of ASSIGNOR and ASSIGNEES, their respective heirs, legal representatives, successors and assigns, and shall be covenants running with the land constituting the premises herein assigned and with each transfer or assignment thereof.

     This assignment is executed with the understanding that ASSIGNOR has good right and authority to assign and convey the same, and ASSIGNOR will warrant and forever defend the same against the claims and demands of all persons whomsoever claiming or to claim the same or any part thereof, by, through or under ASSIGNOR, but not otherwise.

     WITNESS THE EXECUTION HEREOF, on this ___ day of April, 2005.

                         /s/ Randy Holifield
                         ----------------------------
                         Randy Holifield


PAGE - 3 - ASSIGNMENT - HOLIFIELD TO ARMEN ENERGY, LLC ET AL

                         (Acknowledgment)

THE STATE OF TEXAS           )

COUNTY OF NAVARRO            )

     BEFORE ME, the undersigned authority on this day personally appeared Randy Holifield, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and considerations therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 12th day of April, 2005.


JAMES E. CUMMINS                             /s/ James E. Cummins
MY COMMISSION EXPIRES                        ____________________________
APRIL 6 2007                                 Notary Public, State of Texas
                                             (James E. Cummins)